Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-293746, of our report dated June 25, 2026, which appears in the Virtuix Holdings, Inc. form 10-K relating to the audits of the consolidated financial statements as of March 31, 2026 and 2025 and for the periods then ended.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

June 25, 2026